AMENDMENT NO. 2 dated as of July 18, 2008 (the "Amendment"), to EMPLOYMENT CONTRACT BETWEEN COMMERCIAL MUTUAL INSURANCE COMPANY and SUCCESSOR COMPANIES AND JOHN D.REIERSEN, dated as of September 13, 2006 and AMENDMENT NO.1 dated January 25, 2008 (the "Agreement")

RECITALS

WHEREAS, Commercial Mutual Insurance Company (the "Company") and John D. Reiersen (the "Employee") have entered into the Agreement which sets forth the terms and conditions upon which the Employee is employed by the Company and upon which the Company compensates the Employee.

WHEREAS, the Company and the Employee desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree that, notwithstanding anything in the Agreement to the contrary:

1. The Employee subject to the provisions of Amendment 1 of the Agreement Sections 2 and 3, shall continue to be employed with the title of President and CEO and serve on the Board of Directors until December 31, 2011.

2. The Employee's Salary and benefits for the period 1/01/10 to 12/31/11 shall be the same as detailed in the Agreement for the period 1/01/09 to 12/31/09, except that effective 1/01/10 and 1/01/11, the employee shall receive pay raises of 5% on each of these dates.

3. The provisions of the Agreement at Amendment 1, Section 4 are hereby deleted.

IN WITNESS WHEREOF, The Company and Employee have executed this Amendment as of the date first above written.
COMMERCIAL MUTUAL INSURANCE COMPANY

By:	/s/ Barry Goldstein
Barry Goldstein, Chairman of the Board

/s/John D. Reiersen
John D. Reiersen, President and CEO